December 30, 2013

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by ICM Small
Company Portfolio (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 77K of Form N-
SAR, as part of the Form N-SAR of the ICM Small
Company Portfolio dated October 31, 2013. We agree with the statements concerning our Firm in such Form
N-SAR under the heading Change in Independent
Registered Public Accounting Firm.


Very truly yours,


PricewaterhouseCoopers LLP
Philadelphia, PA









































Change of Independent Registered Public Accounting
Firm

The Portfolio has selected Deloitte & Touche LLP
(Deloitte) to serve as the
Portfolios independent registered public accounting firm for the Portfolios fiscal year ended October 31, 2013. The decision to select
Deloitte was recommended by
the Portfolios Audit Committee on November 13, 2012 and was approved by the
Portfolios Board of Trustees on November 13-14,
2012. During the Portfolios
fiscal years ended October 31, 2011 and October 31,
2012, neither the Portfolio, nor
anyone on their behalf, consulted with Deloitte on items which: (i) concerned the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Portfolios financial statements; or (ii) concerned the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K) or reportable events (as described in paragraph (a)(1)(iv) of said Item 304).
The selection of Deloitte does
not reflect any disagreements with or
dissatisfaction by the Portfolio or the
Portfolios Board of Trustees with the performance of the Portfolios prior independent registered public accounting firm,
PricewaterhouseCoopers LLP
(PwC). The decision not to renew the engagement of PwC, effective upon its completion of its audit for the fiscal year ended
October 31, 2012, and to select
Deloitte was recommended by the Portfolios Audit
Committee and approved by the
Portfolios Board of Trustees. PwCs report on the Portfolios financial statements for the fiscal years ended October 31, 2011 and October 31, 2012 contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.
During the Funds fiscal years
ended October 31, 2011 and October 31, 2012 (i) there were no disagreements with
PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused them to make reference to the subject matter of the disagreements in connection with their reports on the Portfolios financial statements for such years; and (ii) there were no reportable events of the kind described in Item 304(a)(1)(v) of Regulation S-
K.
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